WNC HOUSING TAX CREDIT FUND VI, L.P.,
                                    SERIES 10

                       Supplement Dated February 28, 2003
                      To Prospectus Dated November 14, 2001

        This Supplement is part of, and should be read in conjunction with, the Prospectus of WNC Housing Tax Credit Fund VI, L.P., Series 10 dated November 14, 2001.

Principal Investment Objectives

        Series 10 intends to invest in Local Limited Partnerships with a view to realizing tax credits of from $1,000 to $1,100 per Unit. There can be no assurance that this objective will be achieved. See "Investment Objectives and Policies" and "Risk Factors" in the Prospectus.

Minimum State Suitability Standards

        Set forth below are the minimum suitability standards for residents of the State of New Hampshire. New Hampshire residents must have (1) a net worth, exclusive of home, home furnishings, and automobiles of $250,000, or (2) a net worth, exclusive of home, home furnishings and automobiles of $125,000 and annual taxable income of at least $50,000. This information supersedes that included in the Prospectus for New Hampshire residents.

















 THIS SUPPLEMENT IS NOT TO BE USED IN ARIZONA, MAINE, MASSACHUSETTS, MINNESOTA,
              MISSOURI, NEBRASKA, PENNSYLVANIA, TENNESSEE OR TEXAS

                      WNC HOUSING TAX CREDIT FUND VI, L.P.,
                                    SERIES 10



                       Supplement Dated February 28, 2003
                      To Prospectus Dated November 14, 2001


         This supplement is part of, and should be read in conjunction with, the prospectus of WNC Housing Tax Credit Fund VI, L.P., Series 10 dated November 14, 2001, and the single-page supplement to prospectus dated February __, 2003. The single-page supplement is not for use in all states. All other supplements are superseded.


                                TABLE OF CONTENTS

                                                                            Page

Termination of Series 9 Offering...............................................1
Status of Series 10 Offering...................................................1
Management.....................................................................2
Prior Performance Summary......................................................2
Federal Income Tax Considerations.............................................13
Experts.......................................................................13
Financial Statements........................................................FS-i
Prior Performance Tables.....................................................A-1


                        TERMINATION OF SERIES 9 OFFERING

         Series 9 has terminated its offering.


                          STATUS OF SERIES 10 OFFERING

         Series 10 commenced its offering of a minimum of 1,400 Units and a maximum of 25,000 Units on February 28, 2003. Series 10 Units are being offered on the terms set forth in the prospectus.

                                   MANAGEMENT

   The officers of WNC & Associates, Inc. are as follows:

   Wilfred N. Cooper, Sr. Chairman of the Board
   Wilfred N. Cooper, Jr. President, Chief Executive Officer, Chief Operating
                          Officer and Secretary
   David N. Shafer, Esq.  Executive Vice President, Director of Asset Management
   Sylvester P. Garban    Senior Vice President - Institutional Investments
   David C. Turek         Senior Vice President - Originations
   Thomas J. Riha, CPA    Vice President - Chief Financial Officer
   Michael J. Gaber       Vice President - Acquisitions
   Diemmy T. Tran         Vice President - Portfolio Management

         Biographical information for each of the first seven persons is in the prospectus under "Management - WNC & Associates, Inc."

         Diemmy T. Tran, age 36, is Vice President - Portfolio Management of WNC & Associates, Inc. She is responsible for overseeing portfolio management and investor reporting for all WNC partnerships, and for monitoring investment returns for all WNC institutional partnerships. Ms. Tran has been involved in real estate asset management and finance activities for 12 years. Prior to joining WNC & Associates, Inc. in 1998, Ms. Tran served as senior asset manager for a national tax credit sponsor and as an asset specialist for the Resolution Trust Corporation where she was responsible for the disposition and management of commercial loan and REO portfolios. Ms. Tran is licensed as a California real estate broker. She graduated from California State University, Northridge in 1989 with a Bachelor of Science degree in finance and a minor in real estate.


                            PRIOR PERFORMANCE SUMMARY

All WNC-Partnerships

         From its formation through September 30, 2002, WNC & Associates, Inc. and its affiliates had raised equity from more than 16,000 investors to acquire interests in a total of 740 properties located in 40 states, the District of Columbia and the U.S. Virgin Islands, and representing nearly $1,600,000,000 in aggregate acquisition costs. Estimates of acquisition costs are equal to equity contributions and debt financing.

         Since 1982, WNC & Associates, Inc. has sponsored 83 limited partnerships, in which capacity it has been responsible for the offerings, the identification and acquisition of local limited partnership interests, the management of the limited partnerships' assets, and investor and regulatory reporting and relations. WNC & Associates, Inc. or an affiliate serves as general partner of each of these sponsored limited partnerships. Prior to 1982, WNC & Associates, Inc. assisted developers of low income housing to structure investments which could be sold in private placements. In connection with these

57 structured partnerships, WNC & Associates, Inc. provided structuring and consulting services to developers concerning the organization of the limited partnerships which were to own the low income housing developments, arranged for preparation of partnership agreements and other requisite documents for the projects, including legal opinions as to Federal income tax and organizational matters, and arranged for the placement of securities, typically in accordance with Regulation D under the Securities Act of 1933. The developers relied on independent broker-dealers to place such securities.

         WNC & Associates, Inc. was not an initial managing general partner of any of the structured partnerships. In the years immediately following the sale of the structured partnerships' interests, WNC & Associates, Inc. monitored the structured partnerships' activities and results of operations. Since then, WNC & Associates, Inc. has provided administrative services to some of the structured partnerships such as the preparation of partnership income tax information. Except for certain of the structured partnerships as to which WNC & Associates, Inc. has become the substituted managing general partner, WNC & Associates, Inc. has no role in the ongoing management of the structured partnerships. Accordingly, the structured partnerships are distinguished from the sponsored partnerships as to which WNC & Associates, Inc. was an initial managing general partner and continues to serve as managing general partner. Unlike the structured partnerships, these sponsored partnerships are similar to the Series in that WNC & Associates, Inc. is or was solely responsible for the conduct of the offering, and acquisition and management activities.

         Of the 740 properties, 10 of the 683 properties owned by the sponsored partnerships had been sold as of September 30, 2002, and nine of the 57 properties owned by the structured partnerships had been sold or refinanced as of September 30, 2002. Four of the properties sold by sponsored partnerships were tax credit properties.

         One of the 83 sponsored partnerships and nine of the 57 structured partnerships had completed operations as of September 30, 2002. None of these partnerships were tax credit partnerships.

         Exhibit A to this prospectus includes Tables I, II and III which contain additional information as of September 30, 2002 with regard to some of the more recent sponsored partnerships. Table V included in Exhibit A contains information with regard to recent sales of properties by sponsored public partnerships as of September 30, 2002. Table IV has been omitted as none of the sponsored public partnerships had terminated operations as of September 30, 2002.

         Reference also is made to Table VI included in the Registration Statement which describes in greater detail the properties in which some of the more recent sponsored public partnerships have invested. WNC & Associates, Inc. will send to any prospective investor upon request and without a charge a copy of Table VI.

         Of the 83 sponsored partnerships, 17 public and 50 non-public partnerships entailed low income housing tax credit offerings. As of September 30, 2002, the 67 tax credit partnerships had raised an aggregate of approximately $775,820,000 from more than 14,800 investors, and had invested in a total of 639 apartment complexes at an aggregate acquisition cost of approximately $1,467,587,000 in the jurisdictions set forth below. Twenty-five of the 67 tax credit partnerships have held one or more of their apartment complexes for the full 10-year credit period. None of the 57 structured partnerships entailed low income housing tax credit offerings.

                              Number of Properties

                   All                                        All
                Structured                                Structured
                   And                                       And
                Sponsored   Tax Credit                    Sponsored   Tax Credit
                 Programs    Programs                      Programs    Programs

   Alabama          24          24          Nebraska          8           8
   Arizona          13          10           Nevada          12          12
   Arkansas         26          26         New Jersey         9           9
  California       149         108         New Mexico        18          16
   Colorado          1           0          New York         22          22
 District of                                 North
   Columbia          1           1          Carolina         41          39
   Florida          14           8           Ohio            10           4
   Georgia           7           6          Oklahoma         21          18
    Idaho            2           2           Oregon           5           5
   Illinois         30          29        Pennsylvania        5           5
                                             South
   Indiana           9           9         Carolina          21          15
     Iowa           15          15        South Dakota        5           5
    Kansas           7           5          Tennessee        29          28
   Kentucky          5           4           Texas          106          96
  Louisiana         19          16       US Virgin Isl        1           0
   Maryland          3           3            Utah            1           0
   Michigan          7           6          Virginia         10           9
  Minnesota         13          13         Washington         3           2
 Mississippi        14          14       West Virginia        4           0
   Missouri         25          22         Wisconsin         21          21
   Montana           3           3          Wyoming           1           1


         Of the 67 tax credit sponsored partnerships, 14 public and 28 private partnerships conducted all or a portion of their offerings during the period between January 1, 1992 and September 30, 2002. See "Public Partnerships Sponsored Between January 1, 1992 and September 30, 2002" and "Private Partnerships Sponsored Between January 1, 1992 and September 30, 2002" below. These 42 sponsored partnerships were organized to invest in other limited partnerships owning apartment complexes benefiting from low income housing tax credits and, in most instances, one or more other forms of government assistance. Other forms of government assistance include mortgage loan subsidies, which may be availed of by the Series. See "Other Government Assistance Programs" in the Prospectus.

Public Partnerships Sponsored Between January 1, 1992 and September 30, 2002

         The 14 public partnerships sponsored between January 1, 1992 and September 30, 2002 are:

o     WNC California Housing Tax Credits II, L.P. ("CHTCII"),
o     WNC Housing Tax Credit Fund III, L.P. ("HTCFIII"),
o     WNC California Housing Tax Credits III, L.P. ("CHTCIII"),
o     WNC Housing Tax Credit Fund IV, L.P., Series 1 ("HTCFIV Series 1"),
o     WNC Housing Tax Credit Fund IV, L.P., Series 2 ("HTCFIV Series 2"),
o     WNC California Housing Tax Credits IV, L.P., Series 4 ("CHTCIV Series 4"),
o     WNC California Housing Tax Credits IV, L.P., Series 5 ("CHTCIV Series 5"),
o     WNC Housing Tax Credit Fund V, L.P., Series 3 ("HTCFV Series 3"),
o     WNC Housing Tax Credit Fund V, L.P., Series 4 ("HTCFV Series 4"),
o     WNC Housing Tax Credit Fund VI, L.P., Series 5 ("HTCFVI Series 5"),
o     WNC Housing Tax Credit Fund VI, L.P., Series 6 ("HTCFVI Series 6"),
o     WNC Housing Tax Credit Fund VI, L.P., Series 7 ("HTCFVI Series 7"),
o     WNC Housing Tax Credit Fund VI, L.P., Series 8 ("HTCFVI Series 8"), and
o     WNC Housing Tax Credit Fund VI, L.P., Series 9 ("HTCFVI Series 9").

         With the exception of HTCFVI Series 9, each of the 14 public partnerships had completed its offering as of September 30, 2002.

         WNC & Associates, Inc. will send to any prospective investor upon request and without charge copies of the most recent report on Form 10-K filed by any of the public partnerships with the SEC which have done so, and will send upon request, for a reasonable fee, the exhibits to such Form 10-K.

         Through September 30, 2002, the 14 public sponsored partnerships had raised an aggregate of approximately $215,177,000 in capital contributions from an aggregate of approximately 11,800 investors and invested in a total of 235 apartment properties located in the following jurisdictions:

      Alabama         13       Kentucky        2      North Carolina     17
      Arizona          2       Louisiana       1           Ohio           4
      Arkansas        13       Maryland        2         Oklahoma         5
     California       38       Michigan        3          Oregon          1
      Florida          2       Minnesota       3      South Carolina      3
      Georgia          2       Mississippi    10       South Dakota       4
       Idaho           1       Missouri       12        Tennessee         6
      Illinois        19       Nebraska        7          Texas          32
      Indiana          2       New Mexico      7         Virginia         5
        Iowa           9       New York        3        Wisconsin         3
       Kansas          4

         The aggregate mortgage debt encumbering the properties was approximately $277,499,000 and the aggregate acquisition cost of the properties was approximately $438,678,000. At the times of the 14 public sponsored partnership's investments therein, 105 of the properties were existing apartment complexes and 183 were under development or construction by the local partnerships which own them.

         All of the 14 public sponsored partnerships have as their principal investment objective providing Federal low income housing tax credits to their investors. Five of them have the additional objective of providing California low income housing tax credits.

         Tax credit information with regard to the 14 public partnerships sponsored since January 1, 1992 and the three other public sponsored partnerships organized to provide low income housing tax credits is set forth in the tables which follow:


                                                          Federal Credit Partnerships
                                                                                                                              Credit
                                                                                                                               Years
Year(1)Name                                          Credits Received Per $10,000 Investment                                 Left(2)
------------------------------------------------------------------------------------------------------------------------------------

                Total   2001   2000    1999    1998    1997    1996   1995    1994    1993    1992    1991    1990(4) 1989
                -----   ----   ----    ----    ----    ----    ----   ----    ----    ----    ----    ----    ----    ----
1989  HTCF     $14,480    $10   $300  $1,180  $1,410  $1,410  $1,410 $1,410  $1,410  $1,410  $1,410  $1,400  $1,640    $80      0
1990  HTCFII    14,610     50  1,200   1,450   1,450   1,450   1,450  1,450   1,460   1,380   1,210   1,300     760     --      0
1992  HTCFIII   12,880  1,570  1,570   1,600   1,570   1,570   1,570  1,520   1,190     680      40      --      --     --      3
1993  HTCFIV-1   9,900  1,450  1,450   1,460   1,420   1,430   1,360  1,010     320      --      --      --      --     --      4
1994  HTCFIV-2   8,430  1,370  1,380   1,350   1,240   1,130   1,050    700     210      --      --      --      --     --      4
1995  HTCFV-3    6,830  1,340  1,360   1,370   1,310     830     590     30      --      --      --      --      --     --      5
1996  HTCFV-4    4,520  1,210  1,140   1,040     800     190     140     --      --      --      --      --      --     --      6(3)
1997  HTCFVI-5   2,630  1,110    840     480     200      --      --     --      --      --      --      --      --     --      7
1998  HTCFVI-6   1,810    840    720     250      --      --      --     --      --      --      --      --      --     --      8
1999  HTCFVI-7     400    350     50      --      --      --      --     --      --      --      --      --      --     --      9
2000  HTCFVI-8      30     30     --      --      --      --      --     --      --      --      --      --      --     --     11
2001  HTCFVI-9      --     --     --      --      --      --      --     --      --      --      --      --      --     --     12



                                                     Federal and California Credit Partnerships                               Credit
                                                                                                                               Years
1Year(1)Name                                           Credits Received Per $10,000 Investment                               Left(2)
------------------------------------------------------------------------------------------------------------------------------------

                Total   2001   2000    1999    1998    1997    1996   1995    1994    1993    1992    1991    1990(4) 1989
                -----   ----   ----    ----    ----    ----    ----   ----    ----    ----    ----    ----    ----    ----

1989  CHTC     $17,210    $20   $560    $990    $990    $990    $990   $990  $1,180  $1,720  $2,360  $2,590  $2,270 $1,560      0(3)
1991  CHTCII    15,860  1,140  1,170   1,170   1,170   1,440   1,530  2,060   1,940   1,780   1,810     650      --     --      0(3)
1993  CHTCIII   11,110  1,130  1,130   1,130   1,300   1,790   1,970  1,800     800      60      --      --      --     --      4
1994  CHTCIV-4   8,940  1,050  1,120   1,290   1,660   1,770   1,340    710      --      --      --      --      --     --      5
1995  CHTCIV-5   6,330  1,090  1,210   1,620   1,430     980      --     --      --      --      --      --      --     --      8
--------------------------

(1)  Year offering commenced.
(2)  As of December 31, 2001.
(3)  These prior programs will generate a small amount of low income housing tax credits for up to five years beyond the stated
     number of years due to increases in qualified basis.
(4)  In 1990 certain partnerships were permitted to, and did, elect to utilize 150% of the federal low-income housing tax credit otherwise allowable for 1990.

Private Partnerships Sponsored Between January 1, 1992 and September 30, 2002

         As of September 30, 2002, the 28 private partnerships sponsored between January 1, 1992 and September 30, 2002 involved an aggregate of approximately $508,452,000 in commitments for capital contributions payable in installments from an aggregate of approximately 128 investors. These 28 private sponsored partnerships invested in a total of 274 apartment properties located in the following jurisdictions:

      Alabama         6        Kentucky        2      North Carolina     20
      Arizona         6        Louisiana       9         Oklahoma         9
      Arkansas       11        Maryland        1          Oregon          2
     California      32        Michigan        3       Pennsylvania       5
    District of                Minnesota      10      South Carolina      8
      Columbia        1       Mississippi      4       South Dakota       1
      Florida         3        Missouri        8        Tennessee         5
      Georgia         3         Montana        3          Texas          44
       Idaho          1        Nebraska        1         Virginia         4
      Illinois       10         Nevada        12        Washington        2
      Indiana         4       New Jersey       9        Wisconsin         5
        Iowa          4       New Mexico       5         Wyoming          1
       Kansas         1        New York       19


         The aggregate mortgage debt encumbering the properties was approximately $475,420,000 and the aggregate acquisition cost of the properties was approximately $840,398,000.

         All but one of the 28 private sponsored partnerships have as their principal investment objective providing Federal low income housing tax credits to their investors. Five of them have the additional objective of providing California low income housing tax credits. One has the sole objective of providing Missouri low income housing tax credits and is not included in the tables which follow.

         Tax credit information with regard to these 27 private sponsored partnerships sponsored since January 1, 1992 to provide Federal or Federal and California low income housing tax credits, and the 22 other private sponsored partnerships organized to provide Federal or Federal and California low income housing tax credits is set forth in the tables which follow:


                                                          Federal Credit Partnerships
                                                                                                                              Credit
                                                                                                                               Years
Year(1)Name                                          Credits Received Per $10,000 Investment(2)                              Left(3)
------------------------------------------------------------------------------------------------------------------------------------

                Total    2001   2000   1999   1998  1997   1996   1995   1994   1993   1992   1991  1990(4)  1989 1988  1987
                -----    ----   ----   ----   ----  ----   ----   ----   ----   ----   ----   ----  -------  ---- ----  ----
1987 Pepper
     Tree(5)   $15,770    $20    $20    $70   $660 $1,350 $1,470 $1,470 $1,470 $1,470 $1,470 $1,470 $2,370 $1,530  $900   $30   0(6)
1987 East Bay   14,320     --     --     --     --    380  1,360  1,350  1,360  1,360  1,360  1,360  1,670  1,700 1,400 1,020   0
1987 Sequoia
     Manor      14,990     --     --     --    160  1,390  1,370  1,370  1,370  1,370  1,350  1,380  2,220  1,460 1,340   210   0
1987 Bayou      13,890     --     --     --     --  1,000  1,290  1,290  1,290  1,290  1,290  1,290  2,110  1,400 1,330   310   0
1987 Laurel
     Hill       15,170     60     50     50  1,060  1,180  1,320  1,320  1,320  1,320  1,320  1,300  2,090  1,320 1,230   230   0(6)
1988 Ridgetop   15,160     60     60     60  1,280  1,390  1,390  1,390  1,390  1,390  1,390  1,390  2,250  1,500   220    --   0(6)
1989 Alta Mesa  14,030     --    130    850  1,320  1,320  1,320  1,320  1,320  1,320  1,320  1,320  1,950    540    --    --   0
1990 WNC90      13,770     --    920  1,400  1,400  1,400  1,400  1,400  1,400  1,400  1,400  1,400    250     --    --    --   0
1991 SRXIX      14,110    640  1,270  1,420  1,420  1,440  1,440  1,440  1,440  1,440  1,440    720     --     --    --    --   0
1991 TCXX       14,240    250  1,430  1,430  1,430  1,460  1,460  1,460  1,460  1,460  1,460    940     --     --    --    --   0
1991 TCXXI      13,260  1,300  1,360  1,360  1,360  1,360  1,360  1,360  1,360  1,360  1,030     50     --     --    --    --   1
1992 TCXXII     13,780  1,410  1,410  1,410  1,410  1,410  1,410  1,410  1,410  1,410  1,090     --     --     --    --    --   1
1992 TCXXIII    13,440  1,400  1,400  1,400  1,400  1,400  1,400  1,400  1,400  1,370    870     --     --     --    --    --   1
1992 TCXXV      11,960  1,380  1,380  1,380  1,380  1,380  1,380  1,380  1,280    870    150     --     --     --    --    --   3
1993 TCXXVI     11,420  1,280  1,330  1,330  1,330  1,330  1,330  1,330  1,320    840     --     --     --     --    --    --   2
1993 TCXXVIII    9,850  1,300  1,300  1,300  1,300  1,300  1,300  1,300    640    110     --     --     --     --    --    --   3
1993 TCXXIX      9,770  1,310  1,310  1,310  1,310  1,310  1,290  1,110    790     30     --     --     --     --    --    --   4
1994 TCXXX       8,480  1,230  1,230  1,230  1,230  1,230  1,220  1,000    110     --     --     --     --     --    --    --   4
1994 ITCI       10,320  1,440  1,440  1,530  1,520  1,530  1,670    780    410     --     --     --     --     --    --    --   5
1995 ITCII       8,130  1,530  1,570  1,620  1,460  1,290    590     70     --     --     --     --     --     --    --    --   6
1996 ITCIII      5,080  1,260  1,240  1,200  1,000    380     --     --     --     --     --     --     --     --    --    --   8
1997 ITCV        4,320  1,240  1,230  1,170    660     20     --     --     --     --     --     --     --     --    --    --   8
1998 ITCVI       2,900  1,180  1,090    410    220     --     --     --     --     --     --     --     --     --    --    --   9
1999 ITCVII      2,210  1,200    880    130     --     --     --     --     --     --     --     --     --     --    --    --   9
1999 ITCVIII     1,700  1,170    530     --     --     --     --     --     --     --     --     --     --     --    --    --  10
2000 ITCIX(7)      900    870     30     --     --     --     --     --     --     --     --     --     --     --    --    --  11
2000 ITCXNJ         --     --     --     --     --     --     --     --     --     --     --     --     --     --    --    --  11
2000 ITCXNY        100    100     --     --     --     --     --     --     --     --     --     --     --     --    --    --  11
2000 ITCXII        500    500     --     --     --     --     --     --     --     --     --     --     --     --    --    --  11
2001 ITCXNJ2        --     --     --     --     --     --     --     --     --     --     --     --     --     --    --    --  11
2001 ITCXNY2        --     --     --     --     --     --     --     --     --     --     --     --     --     --    --    --  11
2001 ITCXI          20     20     --     --     --     --     --     --     --     --     --     --     --     --    --    --  11
2001 ITCXIV         --     --     --     --     --     --     --     --     --     --     --     --     --     --    --    --  12
2001 ITCXNY3        --     --     --     --     --     --     --     --     --     --     --     --     --     --    --    --  12



                                                               9



                                                  Federal and California Credit Partnerships                                  Credit
                                                                                                                               Years
Year(1)Name                                          Credits Received Per $10,000 Investment(2)                              Left(3)
------------------------------------------------------------------------------------------------------------------------------------

                Total    2001   2000   1999   1998  1997   1996   1995   1994   1993   1992   1991  1990(4)  1989 1988  1987
                -----    ----   ----   ----   ----  ----   ----   ----   ----   ----   ----   ----  -------  ---- ----  ----

1987 Beech
     Villa     $18,610    $--    $--    $--    $--  $860 $1,360 $1,360 $1,350 $1,350 $1,350 $1,350  $2,670 $3,210 $3,210 $540   0
1988 Elmwood
     Villa      18,620     --     --     30    570   990    990    990    990    990  1,330  2,610   4,010  3,460  1,660   --   0
1988 Poplar
     Villa      18,150     --     --     --    530   970    970    970    970    970    970  2,280   3,420  3,410  2,690   --   0
1988 Olive
     Tree       18,250     10     10     10    760   970    970    970    970    970    970  1,620   3,990  3,310  2,720   --   0(6)
1988 Pine
     Rock       17,640     --     --    230    940   940    940    940    940    880  1,220  3,280   3,810  3,240    280   --   0
1988 Mesa
     Verde      17,500    150    130    190    970 1,030  1,020  1,030  1,030  1,030  1,870  1,690   3,610  2,760    990   --   0(6)
1988 Sunfield   17,070     --     --    280  1,140 1,340  1,340  1,340  1,340  1,340  1,340  1,650   3,090  2,080    790   --   0
1988 Foxglove   16,350     --    540  1,210  1,360 1,360  1,360  1,360  1,360  1,550  2,020  2,020   1,920    290     --   --   0
1989 Elliot
     Place      17,100     --     --    600  1,140 1,200  1,200  1,200  1,200  1,200  1,670  2,460   3,200  2,030     --   --   0
1990 Wheatridge 15,160     70    850  1,120  1,120 1,120  1,120  1,120  1,120  1,480  2,240  2,230   1,570     --     --   --   0
1992 TCXXIV     15,050  1,420  1,260  1,260  1,260 1,260  1,260  1,740  2,180  2,180  1,230     --      --     --     --   --   2
1993 TCXXVII    12,720  1,550  1,270  1,270  1,270 1,290  1,560  1,750  1,740  1,020     --     --      --     --     --   --   4
1997 CTC         6,200  1,250  1,610  2,260    870   210     --     --     --     --     --     --      --     --     --   --   7
2001 ITCXCA         60     60     --     --     --    --     --     --     --     --     --     --      --     --     --   --  11
2002 ITCXCA2        --     --     --     --     --    --     --     --     --     --     --     --      --     --     --   --  12
--------------------

(1)  Year offering commenced.
(2)  Represents the return received by investors utilizing deferred payment purchase plans. In many instances the respective returns to cash investors were higher than those listed above inasmuch as the use of deferred payment purchase notes entailed the payment of interest.
(3)  As of December 31, 2001.
(4)  In 1990 certain partnerships were permitted to, and did, elect to utilize 150% of the Federal low income housing tax credit otherwise allowable for 1990.
(5)  Pepper Tree originally offered Federal low income housing tax credits only.
     After the investors were admitted to Pepper Tree, the local general partners obtained California low income housing tax credits as well, which are not reflected in this chart.
(6)  These sponsored partnerships will generate a small amount of low income housing tax credits for up to five additional years due to increases in qualified basis.
(7)  ITC IX was organized primarily to generate Federal low income housing credits only. It also generated California low income housing credits of $210 and $90 in 2001 and 2000, respectively.

Sales of Properties; Terminations of Partnerships

         As of September 30, 2002, 10 properties had been sold by nine sponsored partnerships. Three of the properties were tax credit properties. Two of the sales are discussed under "Asset Management Issues" and one of those two is reflected in Table V of Exhibit A to this prospectus. Of the nine sponsored partnerships, one terminated its operations and the others still hold properties. The terminated partnership was not a tax credit partnership. It returned a portion of the investors' invested capital in addition to providing tax deductions.

         As of September 30, 2002, nine of the structured partnerships had either sold or refinanced nine apartment complexes and terminated operations, returning to investors invested capital in addition to providing tax deductions. None of these partnerships were tax credit partnerships.

Asset Management Issues

         Except as indicated below, all of the properties invested in by the sponsored partnerships currently are operating, leasing, or being completed generally as expected. In cases where developments failed to perform as expected, WNC & Associates, Inc. intensified its monitoring operations, visited the developments, attempted to provide or provided general advice to the local general partners, removed and replaced the local general partners, and/or otherwise sought to seek a resolution of pending problems.

         In a private WNC partnership sponsored in 1996, WNC & Associates, Inc. removed the local general partner of a local limited partnership in 1997 after construction defects were discovered and the local general partner declared bankruptcy. The WNC partnership purchased the local limited partnership's bridge loan at its face value upon maturity thereof. The local limited partnership completed construction using other funds loaned by WNC & Associates, Inc. and the WNC partnership. Thereafter, the WNC partnership sold its interest in the local limited partnership to another WNC partnership. Proceeds from such sale were used to invest in additional tax credits for the first WNC partnership.
The local limited partnership is involved in two legal actions. The first was brought by an adjacent landowner claiming the improper removal of dirt by the local limited partnership from the adjacent land. The second is a series of claims and counterclaims among the local limited partnership and its subcontractors and architect.

         In a public WNC partnership sponsored in 1997, an apartment complex of a local limited partnership operated at a deficit from construction completion in the first calendar quarter of 1999. The local general partner ceased funding of the deficit and was removed by WNC & Associates, Inc. WNC was admitted as the substitute local general partner, and an independent property manager was appointed. WNC sued to recover on the operating deficit guarantee, and reached a settlement with the former local general partner, the monetary portion of which was to be paid in installments. In connection with the settlement negotiations, the local general partner withdrew from two other local limited partnerships, one of which is owned by another public WNC partnership and one of which is owned by a private WNC partnership. An affiliate of WNC now serves as the general partner of both. The latter property had experienced and continues to experience occupancy problems. WNC is pursuing a renegotiation of the debt securing that property, and has appointed a new property management company effective 2003. The former local general partner has ceased making installment payments on the monetary settlement, and the first WNC partnership has entered judgment against him.

         WNC & Associates, Inc. removed the local general partner of six local limited partnerships invested in by three public WNC partnerships sponsored in 1994 and 1995. With regard to one property which was poorly managed by the local general partner and had an occupancy rate below 50%, WNC identified a purchaser and sold the apartment complex for an amount in excess of the debt encumbering the property. With regard to the other five properties, WNC negotiated or is negotiating a restructuring of the loans. The three WNC partnerships have written off their investments. Two of the WNC partnerships currently have insufficient cash to fund operating expenses, and WNC has agreed to fund any deficits at least through November 30, 2003. One of them owns a local limited partnership the property of which also is experiencing occupancy and operating difficulties. The property was funded with the proceeds of housing revenue bonds, and the local limited partnership is delinquent in repayment thereof. WNC is negotiating with the bond holders and the bond trustee for a buyout. WNC is determining what options are available to restore liquidity to each of the two WNC partnerships.

         In two private non-tax credit WNC partnerships, four properties are owned by four local limited partnerships which are in default on mortgage indebtedness owed to Rural Development. WNC has exhausted all administrative hearings in connection with each property, and RD has published a notice of sale against one of them. WNC is continuing its efforts to negotiate with RD a sale of each property.

          In one private tax credit WNC partnership sponsored in 1996, one of four 12-plexes was destroyed by fire. Occupancy was never good, and with the approval of the state tax credit allocating agency and the lender, the local limited partnership is using the insurance proceeds to pay down the debt against the remaining structures. The local general partner was interested in converting some of the remaining units to market-rate rentals. As a consequence, WNC negotiated a buyout of the WNC partnership's interest by the local general partner.

         To the knowledge of WNC & Associates, Inc., there have been no major adverse events concerning the structured partnerships since January 1, 1992 which would be of material interest to the investors. However, because WNC & Associates, Inc. has limited or no involvement with many of the structured partnerships, it may be unaware of the existence of such events. Investors should not take the lack of disclosure of such major adverse events to mean that the structured partnerships have not encountered such major adverse events.

                        FEDERAL INCOME TAX CONSIDERATIONS

Tax Shelter Registration Number

         The taxpayer identification number and tax shelter registration number of Series 10 are 33-0974362 and 01229000009, respectively. See "Federal Income Tax Considerations - Tax Shelter Registration" in the prospectus.


                                     EXPERTS

         The balance sheet of WNC Housing Tax Credit Fund VI, L.P., Series 10 as of December 17, 2002 and the consolidated balance sheets of WNC & Associates, Inc. as of August 31, 2002 and 2001, which are included in this supplement and in the Registration Statement have been audited by BDO Seidman, LLP, independent certified public accountants, as set forth in their reports thereon appearing elsewhere herein and in the Registration Statement and are included in reliance upon such reports given upon authority of said firm as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            Page

WNC Housing Tax Credit Fund VI, L.P., Series 10

Independent Auditors' Report................................................FS-1
Balance Sheet, December 17, 2002............................................FS-2
Notes to Balance Sheet......................................................FS-3

WNC & Associates, Inc.

Independent Auditors' Report................................................FS-8
Consolidated Balance Sheets, August 31, 2002 and August 31, 2001............FS-9
Notes to Consolidated Balance Sheets.......................................FS-10

                          INDEPENDENT AUDITORS' REPORT


To the Partners
WNC Housing Tax Credit Fund VI, L.P., Series 10


We have audited the accompanying balance sheet of WNC Housing Tax Credit Fund VI, L.P., Series 10 (a California Limited Partnership) (a development-stage enterprise) (the "Partnership"), as of December 17, 2002. The balance sheet is the responsibility of the Partnership's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of WNC Housing Tax Credit Fund VI, L.P., Series 10 (a California Limited Partnership) (a development-stage enterprise) as of December 17, 2002, in conformity with accounting principles generally accepted in the United States of America.



                                            /s/ BDO SEIDMAN, LLP
                                            BDO SEIDMAN, LLP

Orange County, California
December 18, 2002

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 10
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                                  BALANCE SHEET


                                                        December 17,
                                                            2002
                                                     -----------------


ASSETS

Cash                                               $            1,100
                                                     -----------------

                                                   $            1,100
                                                     =================

LIABILITIES AND PARTNERS' EQUITY

Commitments and Contingencies (Note 2)

Partners' equity (Note 1):
   General partner                                 $              100
   Initial limited partners                                     1,000
                                                     -----------------

     Total partners' equity                        $            1,100
                                                     =================













                 See accompanying notes to financial statements

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 10
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                             NOTES TO BALANCE SHEET

                                December 17, 2002


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

WNC Housing Tax Credit Fund VI, L.P., Series 10 (a California Limited Partnership) (the "Partnership") was formed on July 17, 2001 under the laws of the State of California and has not commenced operations. The Partnership was formed to invest primarily in other limited partnerships (the "Local Limited Partnerships") which own and operate multi-family housing complexes (the "Housing Complexes") that are eligible for low income housing tax credits. The local general partners (the "Local General Partners") of each Local Limited Partnership will retain responsibility for maintaining, operating and managing the Housing Complex.

The general partner is WNC & Associates, Inc. (the "General Partner"). The chairman of the General Partner owns substantially all of the outstanding stock of the General Partner.

The balance sheet includes only activity relating to the business of the Partnership, and does not give effect to any assets that the partners may have outside of their interests in the Partnership, or to any obligations, including income taxes, of the partners.

Allocations under the Terms of the Partnership Agreement

The General Partner has a 0.1% interest in operating profits and losses, taxable income and losses, tax credits, and cash available for distribution from the Partnership. The limited partners will be allocated the remaining 99.9% of these items in proportion to their respective investments in units of limited partnership interest in the Partnership (the "Units").

After the limited partners have received proceeds from a sale or refinancing equal to their capital contributions and their return on investment (as defined in the Partnership's Agreement of Limited Partnership) and the General Partner has received a subordinated disposition fee (as described in Note 2), any additional sale or refinancing proceeds will be distributed 90% to the limited partners (in proportion to their respective investments in Units) and 10% to the General Partner.

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 10
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                       NOTES TO BALANCE SHEET - CONTINUED

                                December 17, 2002

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Risks and Uncertainties

The Partnership's investments in Local Limited Partnerships are subject to the risks incident to the management and ownership of low-income housing and to the management and ownership of multi-unit residential real estate. Some of these risks are that the low income housing credit could be recaptured and that neither the Partnership's investments nor the Housing Complexes owned by the Local Limited Partnerships will be readily marketable. To the extent the Housing Complexes receive government financing or operating subsidies, they may be subject to one or more of the following risks: difficulties in obtaining tenants for the Housing Complexes; difficulties in obtaining rent increases; limitations on cash distributions; limitations on sales or refinancing of Housing Complexes; limitations on transfers of interests in Local Limited Partnerships; limitations on removal of Local General Partners; limitations on subsidy programs; and possible changes in applicable regulations. The Housing Complexes are or will be subject to mortgage indebtedness. If a Local Limited Partnership does not make its mortgage payments, the lender could foreclose resulting in a loss of the Housing Complex and the loss and the recapture of low-income housing credits. As a limited partner of the Local Limited Partnerships, the Partnership will have very limited rights with respect to management of the Local Limited Partnerships, and will rely totally on the Local General Partners of the Local Limited Partnerships for management of the Local Limited Partnerships. The value of the Partnership's investments will be subject to changes in national and local economic conditions, including unemployment conditions, which could adversely impact vacancy levels, rental payment defaults and operating expenses. This, in turn, could substantially increase the risk of operating losses for the Housing Complexes and the Partnership. In addition, each Local Limited Partnership is subject to risks relating to environmental hazards and natural disasters, which might be uninsurable. Because the Partnership's operations will depend on these and other factors beyond the control of the General Partner and the Local General Partners, there can be no assurance that the anticipated low income housing credits will be available to Limited Partners.

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 10
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                       NOTES TO BALANCE SHEET - CONTINUED

                                December 17, 2002


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Risks and Uncertainties (continued)

In addition, Limited Partners are subject to risks in that the rules governing the low income housing credit are complicated, and the use of credits can be limited. The only material benefit from an investment in Units may be the low income housing credits. There are limits on the transferability of Units, and it is unlikely that a market for Units will develop. All management decisions will be made by the General Partner.

Method of Accounting for Investments in Limited Partnerships

The Partnership intends to account for its investments in limited partnerships using the equity method of accounting, whereby the Partnership will adjust its investment balance for its share of the Local Limited Partnership's results of operations and for any distributions received. The accounting policies of the Local Limited Partnerships are expected to be consistent with those of the Partnership. Costs incurred by the Partnership in acquiring the investments will be capitalized as part of the investment and amortized over 30 years (see Note
2).

Losses from Local Limited Partnerships allocated to the Partnership will not be recognized to the extent that the investment balance would be adjusted below zero.

Offering Expenses

Offering expenses are expected to consist of underwriting commissions, legal fees, printing, filing and recordation fees, and other costs incurred in connection with the selling of the Units. The General Partner is obligated to pay all offering and organization costs excluding retail selling commissions and dealer manager fees from its non-accountable expense reimbursement. Offering expenses will be reflected as a reduction of limited partners' capital.

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 10
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                       NOTES TO BALANCE SHEET - CONTINUED

                                December 17, 2002


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

NOTE 2 - COMMITMENTS AND CONTINGENCIES

The Partnership is offering up to 25,000 Units at $1,000 per Unit. The balance sheet does not include certain Partnership legal, accounting, and other organization and offering costs paid and to be paid by the General Partner and/or affiliates of the General Partner. If the minimum offering amount of $1,400,000 is raised, the Partnership will be required to reimburse the General Partner and/or its affiliates for such fees out of the proceeds of the offering, up to certain maximum levels set forth below. In the event the Partnership is unable to raise the minimum offering amount, the General Partner will absorb all organization and offering costs.

The reader of this financial statement should refer to the WNC Housing Tax Credit Fund VI, L.P., Series 10 Agreement of Limited Partnership and prospectus for a more thorough description of the Partnership, and the terms and provisions thereunder.

The Units are being offered by WNC Capital Corporation, a wholly-owned subsidiary of the General Partner.

If the minimum offering amount of $1,400,000 is raised, the Partnership will be obligated to the General Partner or affiliates for certain acquisition, management and other fees as set forth below:

                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 10
                       (A California Limited Partnership)
                        (A Development-Stage Enterprise)

                       NOTES TO BALANCE SHEET - CONTINUED

                                December 17, 2002

NOTE 2 - COMMITMENTS AND CONTINGENCIES, continued

         Acquisition fees up to 7% of the gross proceeds from the sale of the Units as compensation for services rendered in connection with the acquisition of Local Limited Partnerships.

         A non-accountable acquisition expense reimbursement equal to 2% of the gross proceeds from the sale of the Units.

         A non-accountable organization and offering expense reimbursement equal to 4% of the gross proceeds from the sale of the Units, a dealer manager fee equal to 2% of the gross proceeds from the sale of the Units, and reimbursement for retail selling commissions advanced by the General Partner or affiliates on behalf of the Partnership. This reimbursement plus all other organizational and offering expenses, inclusive of the non-accountable organization and offering expense reimbursement, and the dealer manager fees, are not to exceed 13% of the gross proceeds from the sale of Units.

         An annual asset management fee equal to 0.5% of the invested assets (defined as the Partnership's capital contributions plus reserves of the Partnership of up to 5% of gross proceeds plus its allocable percentage of the mortgage debt encumbering the Housing Complexes).

         A subordinated disposition fee in an amount equal to 1% of the sales price of real estate sold. Payment of this fee is subordinated to the limited partners receiving distributions equal to their capital contributions and their return on investment (as defined in the Agreement of Limited Partnership) and is payable only if services are rendered in the sales effort.

NOTE 3 - INCOME TAXES

No provision for income taxes will be recorded in the financial statements as any liability for income taxes is the obligation of the partners of the Partnership.

Independent Auditors' Report


The Board of Directors
WNC & Associates, Inc.


We have audited the consolidated balance sheets of WNC & Associates, Inc. and subsidiaries (the "Company") as of August 31, 2002 and 2001. These consolidated balance sheets are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated balance sheets based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated balance sheets are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheets. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated balance sheets referred to above present fairly, in all material respects, the financial position of WNC & Associates, Inc. and subsidiaries as of August 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.



                                                 /s/ BDO SEIDMAN, LLP
                                                 BDO SEIDMAN, LLP


November 4, 2002

                             WNC & Associates, Inc.

                           Consolidated Balance Sheets




August 31,                                                                           2002                    2001
--------------------------------------------------------------------------------------------------------------------
Assets

   Cash                                                                  $      6,661,705        $      3,747,722
   Fees receivable                                                              1,525,189               2,051,076
   Warehouse investments                                                       13,658,499              17,423,425
   Loans to property developers                                                   119,250                 108,750
   Offering costs advanced                                                        324,229                 110,524
   Acquisition costs advanced                                                     187,844                 107,658
   Due from partnerships                                                          844,100                 490,143
   Property and equipment, net                                                    288,438                 378,636
   Other assets                                                                   224,902                 150,947
   Deferred income taxes                                                          675,000                 584,000
--------------------------------------------------------------------------------------------------------------------

Total assets                                                             $     24,509,156        $     25,152,881
--------------------------------------------------------------------------------------------------------------------

Liabilities and Stockholders' Equity

Liabilities
   Accounts payable and accrued expenses                                 $      1,346,614        $        796,729
   Income taxes payable                                                           843,808                 270,972
   Due to partnerships                                                            311,854                 102,973
   Deferred revenue                                                             1,164,162                 877,697
   Notes payable to affiliates                                                  1,655,000              12,903,680
   Lines of credit                                                             12,156,725               4,419,745
   Accumulated losses of partnerships in excess of investments                    901,157                 775,937
   Notes payable                                                                  611,568                 116,005
--------------------------------------------------------------------------------------------------------------------

Total liabilities                                                              18,990,888              20,263,738
--------------------------------------------------------------------------------------------------------------------

Commitments and contingencies

Stockholders' equity
   Preferred stock, no par value, 1,000,000 shares authorized, no
     shares issued                                                                      -                       -
   Common stock, no par value, 1,000,000 shares authorized, 104,750
     shares issued and outstanding at August 31, 2002 and 2001                    184,795                 184,795
   Treasury stock (30,000 shares held in treasury)                               (800,000)                      -
   Due from officers and stockholders                                            (117,894)               (147,248)
   Retained earnings                                                            6,251,367               4,851,596
--------------------------------------------------------------------------------------------------------------------

Total stockholders' equity                                                      5,518,268               4,889,143
--------------------------------------------------------------------------------------------------------------------

Total liabilities and stockholders' equity                               $     24,509,156        $     25,152,881
--------------------------------------------------------------------------------------------------------------------



                           See accompanying notes to consolidated balance sheets

                             WNC & Associates, Inc.
                      Notes to Consolidated Balance Sheets



1.      Organization and Summary   Organization
        of Significant Accounting
        Policies                   WNC & Associates, Inc., a California
                                   corporation, (the "Company") acts as a
                                   corporate general partner and syndicator of both public and private real estate partnerships (the "Partnerships"). The
                                   Partnerships invest in local limited
                                   partnerships which, in turn, invest in
                                   apartment complexes throughout the United
                                   States. The majority of the apartment
                                   complexes qualify for low-income housing tax credits and are subsidized through various other governmental low-income housing programs.

                                   The Company's interests in the profits and losses of the Partnerships where it serves as a general partner, either directly or through other partnership interests, varies between 0.001% and 5.0%.

                                   Principles of Consolidation

                                   The consolidated financial statements include the accounts of the Company and its subsidiaries, WNC Capital Corporation, a California corporation ("WNC Capital"), WNC Management, Inc., a California corporation ("WNC Management"), WNC Holding LLC, a California limited liability company ("WNC Holding"), WNC Eastern Community Development Advisors, LLC, a California limited liability company ("WNC Eastern Community Development"), and WNC Community Preservation Partners, LLC, a California limited liability company ("WNC Community Preservation"). The Company also retains an interest in a number of limited liability companies that have no or limited operations. All significant intercompany accounts and transactions have been eliminated in consolidation.

                                   WNC Capital is a registered broker/dealer in securities and provides wholesaling and investment advisory services to affiliates of the Company. WNC Capital is a wholly-owned subsidiary of the Company. WNC Capital is a member of the National Association of Securities Dealers and the Securities Investment Protection Corporation. WNC Capital does not carry customer accounts or hold securities for the accounts of its customers.

                             WNC & Associates, Inc.
                Notes to Consolidated Balance Sheets (Continued)



1.      Organization and Summary   WNC Management is in the business of
        of Significant Accounting  providing property management services to
        Policies (Continued)       low-income apartment complexes, the majority
                                   of which are owned by certain of the
                                   Partnerships. WNC Management is a
                                   wholly-owned subsidiary of the Company.

                                   WNC Holding and WNC Eastern Community
                                   Development were formed to purchase
                                   investments in local limited partnerships using funds from the secured warehouse lines of credit (See Note 7) and the notes payable to affiliates (See Note 8). Such investments are warehoused until transferred to Partnerships as investors are identified (See
                                   Note 3). The Company holds a 98% managing member interest in each of these entities, with two officers of the Company each retaining a 1% common member interest in each of the entities.

                                   WNC Community Preservation Partners was
                                   formed during 2002 to acquire the general partner interests in a limited number of local limited partnerships. Normal operations have not yet commenced.

                                   Use of Estimates

                                   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as disclosure of contingent assets and liabilities at the date of the financial statements. Certain estimates made by management also affect the reported amounts of revenues and expenses during the reported periods. Significant estimates made by management include, but are not limited to, the collectibility of fees receivable, loans to property developers, offering and acquisition costs advanced, amounts due from partnerships, and the determination of deferred revenue and deferred income taxes. Actual results could materially differ from those estimates.

                              WNC & Associates, Inc.
                Notes to Consolidated Balance Sheets (Continued)


1.      Organization and Summary   Concentration of Credit Risk
        of Significant Accounting
        Policies (Continued)       The Company, at times, maintains cash
                                   balances at certain financial institutions in excess of federally insured amounts.

                                   WNC Capital Corporation

                                   Net Capital Requirements

                                   WNC Capital, as a broker-dealer, is subject to the Securities and Exchange Commission's Uniform Net Capital Rule (Rule 15c3-1), which requires the maintenance of minimum net capital of $5,000 and requires that the ratio of aggregate indebtedness to regulatory net capital, both as defined, shall not exceed 15 to 1. At August 31, 2002, WNC Capital had net capital of $457,178, which was $452,178 in excess of its required minimum capital and a ratio of aggregate indebtedness to net capital of 0.14 to 1.

                                   Broker/Dealer Registration

                                   As a broker/dealer, WNC Capital must register with the Securities and Exchange Commission and state agencies that govern compliance with securities laws in states where it conducts business. There is a risk that one or more regulatory authorities could determine that WNC Capital has not complied with securities laws, rules or regulations necessary for it to conduct business. Regulatory actions, if ever taken, could have an adverse effect on WNC Capital's financial condition and operating results.

                                   Fees Receivable

                                   Fees receivable primarily consist of
                                   acquisition and other fees due from various
                                   Partnerships in which the Company acts as a sponsor for the Partnerships' capital offerings. Acquisition and other fees are collected out of the Partnerships' initial capital proceeds. Fees receivable also include property management fees earned and uncollected. See Note 2.

                              WNC & Associates, Inc.
                Notes to Consolidated Balance Sheets (Continued)


1.      Organization and Summary   Loans to Property Developers
        of Significant Accounting
        Policies (Continued)       Loans to property developers consist of
                                   amounts loaned to, or deposits made on
                                   behalf of, the general partners of local limited partnerships in which the
                                   Partnerships have or will have an equity interest. Each loan is secured by the respective general partner's interest in the limited partnership and is repaid when the equity interest is acquired. In the event an equity interest is not ultimately acquired and management determines that the loan may not be collectible, the loan is written off in that period. There were no loans written off in 2002 or 2001.

                                   Offering Costs Advanced

                                   Offering costs advanced represent amounts that the Company advances to the Partnerships for costs and expenses to produce offering materials and to qualify the Partnership interests for sale under the various state or Federal securities laws. Such advances are repaid to the Company out of the Partnerships' initial capital proceeds, and are subject to limitations, as defined, in the individual Partnership agreements.

                                   Acquisition Costs Advanced

                                   Acquisition costs advanced represent amounts advanced to Partnerships for capital costs and expenses relating to the acquisition of local limited partnership interests in apartment complexes. Such advances are repaid to the Company out of the Partnerships' initial capital proceeds and are subject to limitations, as defined, in the individual Partnership agreements.

                              WNC & Associates, Inc.
                Notes to Consolidated Balance Sheets (Continued)


1.      Organization and Summary   Due From Partnerships
        of Significant Accounting
        Policies (Continued)       Due from Partnerships includes amounts
                                   advanced to Partnerships in which the Company is the ultimate general partner for the payment of certain operating costs totaling
                                   $524,840 and $395,770 as of August 31, 2002
                                   and 2001, respectively. Such amounts are non-interest bearing, due upon demand and are generally repaid from the Partnerships' cash flows and operating reserves in the subsequent month. When management determines an amount due from a partnership may not be recoverable, the advance is reserved for in that period. See Note 4.

                                   Due from partnerships also includes prepaid financing costs related to warehouse investments of $319,260 and $94,373 as of August 31, 2002 and 2001, respectively. The Company expects to recover such costs upon syndication of the warehouse investments.

                                   Property and Equipment

                                   Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful life of the related asset, generally from three to five years. Leasehold improvements and capitalized leases are amortized over the shorter of the life of the lease or the estimated useful life of the related asset. See Notes 5 and 8.

                                   Investments in Partnerships

                                   The Company records its investments in
                                   Partnerships using the equity method, which recognizes the Company's proportionate share of income or loss as an increase or decrease in the investment in the Partnership. For those Partnerships where the Company is the general partner and losses have occurred in excess of the Company's investment, amounts are recorded as accumulated losses of Partnerships in excess of investments.

                              WNC & Associates, Inc.
                Notes to Consolidated Balance Sheets (Continued)


1.      Organization and Summary   Warehouse Investments
        of Significant Accounting
        Policies (Continued)       Warehouse investments consist of capital
                                   contributions (see Note 3), pre-development loans and deposits made to local limited partnerships in which the Company intends to syndicate an equity interest in the limited partnership and is repaid when the equity interest is acquired by a WNC syndicated
                                   Partnership. In the event an equity interest is not ultimately acquired and management determines that the loan or investment may not be collectible, such amount is written off in that period. See Notes 3, 7 and 8.

                                   Income Taxes

                                   The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109 (SFAS 109), "Accounting For Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date. See Note 9.

2.      Fees Receivable            Fees receivable from three private and one
                                   public Partnerships amounted to $1,241,848 and $236,934, respectively, as of August 31, 2002. Fees receivable from five private
                                   Partnerships and one public Partnership
                                   amounted to $1,859,217 and $155,094,
                                   respectively, as of August 31, 2001.

                             WNC & Associates, Inc.
                Notes to Consolidated Balance Sheets (Continued)

3.      Warehouse Investments      During fiscal years 2001 and 2002, the
                                   Company formed WNC Holding  and WNC Eastern
                                   Community Development, respectively, to
                                   acquire and warehouse local limited
                                   partnership investments financed through a single line of credit (See Note 7). Prior to 2001, such investments were acquired directly by the Partnerships through separate borrowing arrangements. As of August 31, 2002, WNC Holding and WNC Eastern Community
                                   Development had acquired a limited
                                   partnership interest in sixteen local limited partnerships and had made capital contributions to such partnerships aggregating $13,658,499. The partnership agreements require additional capital contributions totaling $29,985,371.
                                   Subsequent to August 31, 2002, three
                                   partnership interests totaling $3,166,054 at
                                   August 31, 2002 were reimbursed by WNC
                                   syndicated partnerships. As of August 31, 2001, WNC Holding had acquired a limited partnership interest in seventeen local limited partnerships and had made capital contributions to such partnerships aggregating $17,423,425. One investment, financed separately by an affiliated partnership (See Note 8), totaled $5,777,007 as of August 31, 2001 and another investment totaled $3,072,561 as of August 31, 2001.


4.      Due From Partnerships      As of August 31, 2002, two amounts due from
                                   Private Partnerships totaling $82,473 and
                                   $65,964, respectively, exceeded 10% of the total due from Partnerships. As of August 31, 2001, the Company had no amounts due from any one Partnership in excess of 10% of the total due from Partnerships.

                                   The Company had previously established an escrow account for legal expenses and construction liens related to a Partnership. At August 31, 2002 and 2001, respectively, the balance on the escrow account totaled $58,936 and $56,372, respectively.

                             WNC & Associates, Inc.
                Notes to Consolidated Balance Sheets (Continued)


5.      Property and Equipment     Property and equipment consists of the
                                   following as of August 31:

                                                                                       2002                2001
                                  --------------------------------------------------------------------------------
                                  Furniture, fixtures, equipment and
                                     computer software                       $      609,344      $      549,927
                                  Leasehold improvements                            142,418             135,070
                                  Equipment under capital leases
                                     (see Note 11)                                   61,971              61,971
                                  --------------------------------------------------------------------------------
                                                                                    813,733             746,968
                                  Less:  accumulated depreciation and
                                     amortization                                  (525,295)           (368,332)
                                  --------------------------------------------------------------------------------

                                                                             $      288,438      $      378,636
                                  --------------------------------------------------------------------------------

6.      Other Assets               Other assets consist of the following as of August 31:

                                                                                       2002                2001
                                  --------------------------------------------------------------------------------

                                  Prepaid insurance                         $        33,423      $       30,687
                                  Interest in Phase II land                          55,000                   -
                                  Real estate joint venture costs                    25,830              25,830
                                  Equity participation in rental property            25,000              25,000
                                  Deposits and other                                 56,738              38,176
                                  Due from employee                                  28,911              31,254
                                  ------------------------------------------------------------------------------

                                                                            $       224,902      $      150,947
                                  ------------------------------------------------------------------------------

                             WNC & Associates, Inc.
                Notes to Consolidated Balance Sheets (Continued)


7.      Lines of Credit            As of August 31, 2002, the Company has
                                   established two secured warehouse lines of credit with two different banks.

                                   The first line of credit expires on March 9, 2003. The line of credit provides for borrowings of up to $18,500,000 at the bank's index rate less 1.0% (3.75% at August 31, 2002) and is secured by assignment of the Company's interests in local limited partnerships acquired (warehouse investments of WNC Holding, see Note 3), for which amounts were borrowed. Borrowings aggregating $12,156,725 under this arrangement were outstanding as of August 31, 2002. Subsequent to August 31, 2002, $1,598,886 of the
                                   $12,156,725 has been repaid and the Company has financed new warehouse investments under the agreement. The line of credit agreement provides for certain financial and non-financial covenants. As of August 31, 2002, the Company was in compliance with such covenants.

                                   The second line of credit expires on March
                                   12, 2003. The line of credit provides for borrowings of up to $15,000,000 at the bank's alternate base rate plus .5% or the LIBOR rate plus 1.75% (5.25% or 3.625% at August 31, 2002 ) and is secured by assignment of the Company's interests in the local limited partnerships acquired (warehouse investments of WNC Eastern Community Development, see
                                   Note 3), for which amounts were borrowed.
                                   There were no borrowings outstanding under this arrangement as of August 31, 2002.

8.      Notes payable              Notes Payable to Affiliates

                                   One of the warehouse investments in 2001 was financed by a note from a WNC syndicated Partnership in the aggregate amount of $5,777,007 (included accrued interest totaling $493,848). Interest was payable on the note at 10% per annum and was capitalized into the investment balance at August 31, 2001. On October 31, 2001, the note was paid in full and the investment was transferred to a Partnership.

                             WNC & Associates, Inc.
                Notes to Consolidated Balance Sheets (Continued)


8.      Notes payable              Certain warehouse investments (see Note 3)
        (Continued)                have been funded by both draws on the lines
                                   of credit (see Note 7) and advances from Partnerships, which are the ultimate acquirers of such warehouse investments. As of August 31, 2002 and 2001, $1,655,000 and
                                   $7,126,673, respectively, had been advanced by Partnerships for such warehouse investments.

                                   Notes Payable

                                   Notes payable as of August 31, 2002, is
                                   comprised of a remaining balance of $46,342 due under an original $100,000 unsecured bank loan, a remaining balance of $33,173 due under an original $36,074 car loan, a remaining balance of $901 due under certain capitalized lease obligations, and a remaining balance of $531,152 due under an original $600,000 note (see Note 11). Notes payable as of August 31, 2001, is comprised of a remaining balance of $73,561 due under an original $100,000 unsecured bank loan, a remaining balance of $35,516 due under an original $36,074 car loan and a remaining balance of $6,928 due under certain capitalized lease obligations.

                                   The bank loan bears interest at the bank's index rate plus 0.5% (5.25% at August 31, 2002), is due in monthly installments of principal and interest (approximately $2,384 as of August 31, 2002) and matures in June 2004. The bank loan may be repaid at any time without penalty. The car loan bears interest at 7.95% and is due in monthly installments of principal and interest of $424 and matures in May 2006 with a balloon payment of $22,953. The note bears interest at 7% and is due in monthly installments of principal and interest of $9,055 and matures in September 2008. Interest expense relating to notes payable amounted to $46,174 and $9,853 for the years ended August 31, 2002 and 2001, respectively.

                             WNC & Associates, Inc.
                Notes to Consolidated Balance Sheets (Continued)


9.      Income Taxes             The tax effect of temporary  differences that
                                 give rise to significant portions of the deferred tax assets and liabilities are as follows as of August 31:


                                                                                              2002            2001
                                 ------------------------------------------------------------------------------------
                                 Deferred revenue                                    $     463,737   $     349,625
                                 Accrued bonus expense                                      85,641         106,248
                                 Reserves                                                   15,431          82,819
                                 Accrued vacation expense                                   51,875          38,376
                                 State taxes                                                73,638          30,840
                                 ------------------------------------------------------------------------------------
                                 Deferred income tax asset before reserves                 690,322         607,908

                                 Less:  valuation reserve                                        -               -
                                 ------------------------------------------------------------------------------------
                                 Deferred income tax asset                           $     690,322   $     607,908
                                 ------------------------------------------------------------------------------------
                                 Deferred tax liabilities:
                                    Depreciation and amortization                    $     (15,322 )  $     (23,908 )
                                 ------------------------------------------------------------------------------------
                                 Deferred income tax liability                       $     (15,322 )  $     (23,908 )
                                 ------------------------------------------------------------------------------------
                                 Net deferred income tax asset                       $     675,000    $     584,000
                                 ------------------------------------------------------------------------------------

                                 A valuation allowance has not been provided on the deferred income tax asset as of August 31, 2002. Management believes that the future deductibility of items giving rise to the deferred income tax asset is more likely than not.

10.     Benefit Plans and        401(K) Profit Sharing Plan
        Transactions With
        Stockholders             The WNC & Associates, Inc. 401(K) Profit
                                 Sharing Plan (the "401(K) Plan") was
                                 established in 1998 and intended to qualify under Section 401(k) of the Internal Revenue
                                 Code. The 401(K) Plan covers substantially all employees of the Company. Participating employees are allowed to contribute up to the maximum dollar amount allowed by IRS regulations. The Company makes contributions to the 401(K) Plan at the discretion of management.

                              WNC & Associates, Inc.
                Notes to Consolidated Balance Sheets (Continued)


10.     Benefit Plans and          Equity Participation Plan
        Transactions With
        Stockholders               On September 1, 1998, the Company adopted an
        (Continued)                an equity participation  plan (the "EPP").
                                   The EPP is designed to provide incentive to key employees to continue their employment with the Company. The EPP benefit vests at 20% per year with vesting ceasing upon termination of employment. The Company granted an EPP award of approximately
                                   $93,255 in 1999 and has accrued an obligation for the 1999 award totaling $62,300 as of August 31, 2002. There was no EPP award in
                                   2000. In 2001, the Company granted an award of $89,767 and has accrued an obligation for the 2001 award totaling $36,198 as of August
                                   31, 2002. In 2002, the Company granted an award of $207,474 and has accrued an obligation for the 2002 award totaling
                                   $41,495 as of August 31, 2002.

                                   Due From Officers and Stockholders

                                   Through 1998, an officer who is also the Company's majority stockholder borrowed an aggregate $95,000 from the Company under two notes bearing interest at 7.5% per annum. In 1994, another officer/stockholder borrowed $25,000 from the Company under a note bearing interest at 7.5% per annum. This note was repaid in full on September 4, 2001. There have been no principal payments made on the remaining two notes. The maturity dates of these two notes have been extended annually and the principal plus accrued interest is now due on March 31, 2003. The notes are included in stockholders' equity in the consolidated balance sheets. Interest accrued on these notes totaled $22,894 and $20,685 for the years ended August 31, 2002 and 2001, respectively.

11.     Commitments and            Loan Guarantees
        Contingencies
                                   The Company is the guarantor of a revolving credit note payable to KeyBank National
                                   Association by WNC Institutional Tax Credit
                                   Fund XIV, L.P. The loan matures by December
                                   31, 2002, and has a maximum borrowing of $10,000,000. At August 31, 2002, there were no amounts outstanding under this line of credit.

                             WNC & Associates, Inc.
                Notes to Consolidated Balance Sheets (Continued)


11.     Commitments and            Three Partnerships retain limited partnership
        Contingencies (Continued)  interests in five local limited partnerships.
                                   A limited liability entity owned by the
                                   Company and the Partnerships executed a
                                   work-out agreement with a lender of the five local limited partnerships (the "Agreement"), which was effective December 14, 2001.
                                   Pursuant to the Agreement, the Partnerships and the limited liability entity have executed a guarantee for the payment of notes aggregating $1,667,000.

                                   As of August 31, 2000, the Company was a guarantor of advances under a separate warehousing line maintained by one of the sponsored Partnerships which totaled $10,132,000. This line was repaid by the Partnerships out of initial proceeds from their capital offerings in 2001.

                                   Leases

                                   The Company leases office space, automobiles and certain office equipment under operating leases expiring through 2005. The leases are noncancellable and require future minimum lease payments as follows:

                                   Years ending August 31,
                                   ---------------------------------------------

                                    2003                            $   201,130
                                    2004                                 38,396
                                    2005                                 22,557
                                   ---------------------------------------------

                                   Total minimum lease payments     $   262,083
                                   ---------------------------------------------

                              WNC & Associates, Inc.
                Notes to Consolidated Balance Sheets (Continued)


11.     Commitments and            Litigation
        Contingencies
        (Continued)                The Company serves as a limited and general
                                   partner to a local limited partnership which incurred significant cost overruns, resulting from defects in construction, ultimately paid for by the Company. The local limited partnership has filed suit against the architects and contractors. There have been various claims and counterclaims filed against the limited partnership and certain liens placed on the property. The ultimate outcome of these actions is unknown at this time. Management believes that potential future costs, if any, from the ultimate disposition of the aforementioned actions will not have a material effect on the Company's consolidated financial position and results of operations.

                                   Stock Repurchase

                                   Effective September 4, 2001, the Company repurchased all shares of common stock held by the former Vice Chairman of the Board. The Company repurchased such shares for $168,437 in cash paid at closing, the cancellation of a $32,000 note due to the Company and the issuance of a promissory note in the amount of $600,000, payable over seven years with interest on the unpaid principal balance of 7% per annum, payable in monthly principal and interest payments of $9,055.61. The balance on the note payable totaled $531,152 as of August 31, 2002.

                                   In addition, the officer resigned as an
                                   employee and director of the Company and entered into a consulting agreement to provide future services on an as needed basis. The consulting agreement provides for monthly payments for such services in the amount of $6,037 for a period of seven years.

                                    EXHIBIT A
                            PRIOR PERFORMANCE TABLES


         The tables set forth below present financial information with respect to public programs which were sponsored by WNC & Associates, Inc. For these purposes, "public" programs include all offerings registered under the Securities Act of 1933, all programs required to report under Section 15(d) of the Securities Exchange Act of 1934, all programs with a class of equity securities registered pursuant to Section 12 of the 1934 Act, and all other programs with at least 300 security holders that initially raised at least $1,000,000. Each of these programs included herein is considered to have investment objectives similar to those of the Fund in that they each own interests in local limited partnerships which own properties generating low income housing tax credits. None of these tables are covered by the reports of independent public accountants set forth in this document.

         For additional information as to the investment objectives and policies of such prior programs see "Prior Performance Summary." Additional information concerning prior performance is included in Part II of the Registration Statement of the Fund and in the Form 10-K annual reports for the public programs which file such reports. Copies of these 10-K Forms are available to any investor upon request to the Sponsor. Any such request should be directed to the attention of Thomas J. Riha, WNC & Associates, Inc., 3158 Redhill Avenue, Suite 120, Costa Mesa, California 92626.

         The purpose of the tables is to provide information on the prior performance of these partnerships so as to permit a prospective investor to evaluate the experience of the Sponsor in sponsoring such limited partnerships. The tables consist of:

         Table I           Experience in Raising and Investing Funds
         Table II          Compensation to Sponsor
         Table III         Operating Results of Prior Programs
         Table V           Sales or Disposals of Properties

         Table IV has been omitted as none of the sponsored public partnerships had terminated operations as of September 30, 2002.

Definitions

The following terms used herein have the following meanings:

"Acquisition Cost" includes all costs related to the acquisition of local limited partnership interests, including equity contributions, acquisition and selection fees payable to the general partners and other fees and expenses incident to the acquisition of local limited partnership interests.

"Capital Contributions" represents the contributions by investors in the prior partnerships.

"Fund" means WNC Housing Tax Credit Fund VI, L.P., Series 9 and Series 10.

"GAAP" means generally accepted accounting principles as promulgated in the United States.

"Months to Invest 90% of Amount Available for Investment" means the length of time, in months, from the offering date to the date of the closing of acquisitions of local limited partnerships which, in the aggregate, represented the investment commitment of 90% of the amount available for investment.

"Percent leverage" means mortgage financing divided by total acquisition cost.

"Sponsor" means WNC & Associates, Inc. and its affiliates.

IT SHOULD NOT BE ASSUMED THAT INVESTORS IN THE FUND WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE PARTNERSHIPS DESCRIBED IN THE FOLLOWING TABLES. INVESTORS IN THE FUND WILL NOT HAVE ANY INTEREST IN ANY OF THE PARTNERSHIPS DESCRIBED IN THE TABLES OR IN ANY OF THE PROPERTIES OWNED BY THE LOCAL LIMITED PARTNERSHIPS IN WHICH THOSE PARTNERSHIPS HAVE INVESTED AS A RESULT OF THE ACQUISITION OF UNITS.

                                     TABLE I

TABLE I provides information regarding the raising and investing of funds by public programs sponsored by the Sponsor which raised funds during the three-year, six-month period ended September 30, 2002. The table presents the aggregate dollar amount of the offering, the percentage of dollars raised which were used to pay offering costs, establish reserves and acquire investments, as well as information regarding the percent of leverage and the timing for both raising and investing funds. The information concerns investor capital contributions as the sole source of funds for investment and excludes the nominal capital contributions by the general partners.



























                                       A-3
                                    UNAUDITED

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS

                      (April 1, 1999 - September 30, 2002)

                                  HTCF VI-6       %      HTCF VI-7       %
                                 -----------    -----   -----------    -----

Dollar amount offered            $25,000,000            $25,000,000
                                 ===========            ===========

Dollar amount raised             $20,456,595    100.0   $18,828,745    100.0

Less offering expenses:
   Selling commissions &
     discounts paid to
     non-affiliates (a)            1,391,595      6.8     1,298,245      6.9
   Organizational expenses (b)     1,426,166      7.0     1,131,000      6.0

Reserves                             526,191      2.6     1,484,023      7.9
                                 -----------    -----   -----------    -----

Amount available for investment  $17,112,643     83.6   $14,915,477     79.2
                                 ===========    =====   ===========    =====

Acquisition costs:
   Prepaid items and fees
     related to purchase of
     local limited partnership
     interests                   $   111,334      0.5   $   377,000      2.0
   Total paid or to be paid for
     local limited partnership
     interests                    15,566,309     76.1    13,218,977     70.2
   Acquisition fees                1,435,000      7.0     1,319,500      7.0
   Other                                          -.-                    -.-
                                 -----------    -----   -----------    -----

Total acquisition cost           $17,112,643     83.6   $14,915,477     79.2
                                 ===========    =====   ===========    =====

Percentage leverage (mortgage
  financing divided by total
  acquisition cost)                      46%                    52%

Date offering commenced                 7/98                   9/99

Length of offering (months)               11                     14

Months to invest 90% of amount
  available for investment
  (measured from beginning of
  offering)                               26                     20
-------------------------------

(a) Selling commissions were first paid to an affiliated broker-dealer which reallowed all selling commissions to non-affiliates.
(b) Consists of estimated legal, accounting, printing and other organization and offering expenses paid by the partnership directly or indirectly through the sponsor.




                                       A-4
                                    UNAUDITED

                                           TABLE I

                          EXPERIENCE IN RAISING AND INVESTING FUNDS

                            (April 1, 1999 - September 30, 2002)

                                  HTCF VI-8       %      HTCF VI-9       %
                                 -----------    -----   -----------    -----

Dollar amount offered            $25,000,000            $25,000,000
                                 ===========            ===========

Dollar amount raised             $ 9,807,585    100.0   $ 8,127,000    100.0

Less offering expenses:
   Selling commissions &
     discounts paid to
     non-affiliates (a)              680,565      7.0       545,825      6.7
   Organizational expenses (b)       588,840      6.0       487,620      6.0

Reserves (c)                         442,816      4.5       324,214      4.0
                                 -----------    -----   -----------    -----

Amount available for
     investment (c)              $ 8,095,364     82.5   $ 6,769,341     83.3
                                 ===========    =====   ===========    =====

Acquisition costs:
   Prepaid items and fees
     related to purchase of
     local limited partnership
     interests                   $  196,280       2.0   $   162,540      2.0
   Total paid or to be paid for
     local limited partnership
     interests                    7,185,197      73.2     6,037,911     74.3
   Acquisition fees                 686,980       7.0       568,890      7.0
   Other                             26,907       0.3             -        -
                                 -----------    -----   -----------    -----

Total acquisition cost (c)       $ 8,095,364     82.5   $ 6,769,341     83.3
                                 ===========    =====   ===========    =====
Percentage leverage (mortgage
  financing divided by total
  acquisition cost) (c)                  N/A                    N/A

Date offering commenced                11/00                  11/01

Length of offering (months)               11                    (d)

Months to invest 90% of amount
  available for investment
  (measured from beginning of
  offering)                              (c)                    (d)
-------------------------------

(a) Selling commissions were first paid to an affiliated broker-dealer which reallowed all selling commissions to non-affiliates.
(b) Consists of estimated legal, accounting, printing and other organization and offering expenses paid by the partnership directly or indirectly through the sponsor.
(c) Not all properties have been identified as of September 30, 2002. Uninvested amounts are included in reserves.
(d)  Offering was continuing as of September 30, 2002.




                                       A-5
                                    UNAUDITED

                                    TABLE II


TABLE II presents information concerning the cumulative compensation paid to the Sponsor for the period from April 1, 1999 to September 30, 2002 with respect to programs presented in TABLE I and on an aggregate basis with respect to all other public programs which have been sponsored by the Sponsor.


























                                       A-6
                                    UNAUDITED

                                    TABLE II

                             COMPENSATION TO SPONSOR

                      (April 1, 1999 - September 30, 2002)

                                        HTCF VI-6       HTCF VI-7      HTCF VI-8
                                        ---------       ---------      ---------

Date offering commenced                      7/98            9/99          11/00

Dollar amount raised                  $20,456,595     $18,828,445     $9,807,585

Amount paid to sponsor from
  proceeds of offering: (a)
   Dealer manager fees                    410,000         377,000        196,280
   Acquisition fees                     1,435,000       1,319,500        686,980
   Non-accountable offering expense       205,000         754,000        392,560
   Other                                  111,334         377,000        196,280

Dollar amount of cash generated
  from operations before deducting
  payments to sponsor                     151,577         650,409         37,689

Amount paid to sponsor from
  operations:
   Property management fees                     -               -              -
   Asset management fees (b)              186,531          55,282         11,750
   Reimbursements                               -               -              -
   Leasing commissions                          -               -              -

Dollar amount of property sales
  and refinancing before deducting
  payments to sponsor:
   Cash                                         -               -              -
   Notes                                        -               -              -

Amount paid to sponsor from
  property sales and refinancing:
   Real estate commissions                      -               -              -
   Subordinated disposition fee                 -               -              -
   Other                                        -               -              -
------------------------------------

(a) Represents amounts paid to sponsor which were not reallowed to non-affiliates.
(b) Asset management fees were paid from partnership reserves in the instances where amounts paid to sponsor from operations exceed dollar amount of cash generated from operations.





                                       A-7
                                    UNAUDITED

                                    TABLE II

                             COMPENSATION TO SPONSOR

                      (April 1, 1999 - September 30, 2002)

                                          HTCF VI-9       Fourteen Other Public
                                          ---------                    Programs
                                                          ---------------------

Date offering commenced                      11//01              1998 and prior

Dollar amount raised                     $8,127,000                $180,932,540

Amount paid to sponsor from proceeds
  of offering: (a)
   Dealer manager fees                       38,660                           -
   Acquisition fees                         135,310                       2,707
   Non-accountable offering costs            77,320                           -
   Other                                     38,660                      20,798

Dollar amount of cash generated from
  (used in) operations before
  deducting payments to sponsor               2,178                 (1,163,092)

Amount paid to sponsor from
  operations:
   Property management fees                       -                           -
   Asset management fees (b)                      -                   1,182,272
   Reimbursements                                 -                           -
   Leasing commissions                            -                           -

Dollar amount of property sales and
  refinancing before deducting
  payments to sponsor:
   Cash                                           -                           -
   Notes                                          -                           -

Amount paid to sponsor from property
  sales and refinancing:
   Real estate commissions                        -                           -
   Incentive fee                                  -                           -
   Other                                          -                           -
------------------------------------

(a) Represents amounts paid to sponsor which were not reallowed to non-affiliates.
(b) Asset management fees were paid from partnership reserves in the instances where amounts paid to sponsor from operations exceed dollar amount of cash generated from operations.





                                       A-8
                                    UNAUDITED

                                    TABLE III

TABLE III presents the operating results for all public programs sponsored by the Sponsor which closed during the five years and six months ended September 30, 2002. The prior programs are structured as investment partnerships acquiring interests in operating partnerships. The investment partnerships account for such investments using the equity method of accounting which recognizes each of such partnership's pro rata share of the operating partnership's total income or loss. Revenues generated by the investment partnerships consist substantially of interest on short-term investments. This interest income generally decreases after the initial two years of operations as funds available for investment decrease. This decrease in funds arises from the investment partnership's payments of capital contributions due to operating partnerships.

"Cash generated from (used in) operations" is per each program's Statement of Cash Flows.

Other information included in TABLE III includes data on cash generated from operations and tax and cash distribution information per $1,000 invested, including tax credit allocations.

















                                       A-9
                                    UNAUDITED

                                                    TABLE III

                                        OPERATING RESULTS OF PRIOR PROGRAMS

                                                                        HTCF V-4
                                                                        --------

                                            1997         1998      1999(b)      2000(c)       2001(c)      2002(c)      2003(d)
                                      -----------  -----------  -----------  -----------  -----------  -----------  -----------
Gross revenue                          $ 225,609    $ 231,113    $  39,963    $ 114,485     $ 91,364     $ 67,327     $ 11,458
Less:
   Operating expenses (e)                 86,206       79,139       24,485      109,807       92,048       94,026       49,431
   Interest                                    -            -            -            -            -            -            -
   Depreciation and amortization          42,034       56,694       14,892       59,566       59,564       59,564       29,782
   Equity in losses (income) in
     local limited partnerships          334,756    1,010,334      249,437    1,146,270    1,103,435      745,147      409,076
                                      -----------  -----------  -----------  -----------  -----------  -----------  -----------
Net income (loss) - GAAP basis        $ (237,387)  $ (915,054)  $ (248,851) $(1,201,158) $(1,163,683)   $(831,410)  $ (476,831)
                                      ===========  ===========  ===========  ===========  ===========  ===========  ===========
Taxable income (loss) from            $ (209,411) $(1,154,795) $(1,444,704) $(1,528,478) $(1,596,284)         N/A          N/A
                                      ===========  ===========  ===========  ===========  ===========  ===========  ===========
  operations

Cash generated (used) from
  operations                           $  94,732    $ 297,891    $  75,111   $ (121,756)   $   1,392    $ (10,220)   $ (43,924)
Cash generated from sales                      -            -            -            -            -            -            -
Cash generated from refinancing                -            -            -            -            -            -            -

Less:  Cash distributions to
       investors                               -            -            -            -            -            -            -
                                      -----------  -----------  -----------  -----------  -----------  -----------  -----------
Cash generated (deficiency) after
  cash distributions and special
  items                               $   94,732    $ 297,891    $  75,111   $ (121,756)     $ 1,392    $ (10,220)   $ (43,924)
                                      ===========  ===========  ===========  ===========  ===========  ===========  ===========



                                                             A-10
                                                          UNAUDITED

                                   TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
                                   ---------------------------------------------

                                            1997         1998       1999(b)      2000(c)      2001(c)      2002(c)      2003(d)
                                      -----------  -----------  -----------  -----------  -----------  -----------  -----------
Federal income tax results
   Ordinary income (loss)
     From operations                    (a)  $(4)        $(52)        $(66)       $ (69)       $ (72)          N/A          N/A
     From recapture                            -            -            -            -            -           N/A          N/A
   Capital gain (loss)                         -            -            -            -            -           N/A          N/A

Federal tax credits                     (a)   19           80          104          114          121           N/A          N/A
California tax credits                         -            -            -            -            -             -            -

Cash distributions to investors                -            -            -            -            -             -            -

Amount (in percentage terms)
  remaining invested in program
  properties at end of year
  (original total acquisition
  costs of properties retained
  divided by total original
  acquisition costs of all
  properties)                                100%         100%         100%         100%         100%         100%         100%
--------------------------------

(a)  Tax income (losses) and tax credits allocated to an investor in the first year are dependent upon an investor's entry date.
     Amounts shown are that allocated to initial investors.
(b)  Year end was changed in 1999 for GAAP. GAAP information is for three months ended March 31, 1999 and tax information is for year ended December 31, 1999.
(c)  GAAP information is for year ended March 31 and tax information is for year ended December 31.
(d)  GAAP information is for six months ended September 31, 2002 - unaudited.


                                            1997         1998      1999(b)      2000(c)       2001(c)      2002(c)      2003(d)
                                      -----------  -----------  -----------  -----------  -----------  -----------  -----------
(e)  Operating expenses include
     reimbursements to the
     general partner as follows:        $ 28,415     $ 30,138     $ 14,575     $ 48,058    $  32,502    $ $31,371     $ 18,381

N/A  Tax results are not available until the preparation of the partnership's 2002 and 2003 tax returns.




                                                        A-11
                                                      UNAUDITED

                                                            TABLE III

                                             OPERATING RESULTS OF PRIOR PROGRAMS

                                                           CHTC IV-5
                                                           ---------

                                            1997         1998         1999         2000         2001       2002(a)
                                      -----------  -----------  -----------  -----------  -----------  -----------
Gross revenue                          $  78,454    $  65,634     $ 75,185     $ 40,042     $ 33,162      $ 5,522
Less:
   Operating expenses (b)                 25,517       31,242       50,935       31,484       28,377       25,518
   Interest                                    -            -            -            -            -            -
   Depreciation and amortization          11,352       12,319       12,385       12,846       12,846        9,633
   Equity in losses (income) in
     local limited partnerships          146,305      220,498      300,929      347,054      311,778      255,648
                                      -----------  -----------  -----------  -----------  -----------  -----------

Net income (loss) - GAAP basis        $ (104,720)  $ (198,425)  $ (289,064)  $ (351,342)  $ (319,839)  $ (285,277)
                                      ===========  ===========  ===========  ===========  ===========  ===========

Taxable income (loss) from
  operations                           $ (84,003)  $ (198,375)  $ (338,394)  $ (362,342)  $ (418,254)         N/A
                                      ===========  ===========  ===========  ===========  ===========  ===========


Cash generated (used) from
  operations                           $ (39,216)    $ 49,804     $ 20,411    $ (13,995)    $  9,811    $ (21,487)
Cash generated from sales                      -            -            -            -            -            -
Cash generated from refinancing                -            -            -            -            -            -

Less: Cash distributions to
  investors                                    -            -            -            -            -            -
                                      -----------   -----------  -----------  -----------  -----------   ----------
Cash generated (deficiency) after
  cash distributions and special
  items                                $ (39,216)   $  49,804     $ 20,411    $ (13,995)     $ 9,811    $ (21,487)
                                      ===========  ===========  ===========  ===========  ===========  ===========





                                                       A-12
                                                     UNAUDITED


                                            TAX AND DISTRIBUTION DATA PER $1,000 INVESTED
                                            ---------------------------------------------

                                            1997         1998         1999         2000         2001       2002(a)
                                      -----------  -----------  -----------  -----------  -----------  -----------
Federal income tax results
   Ordinary income (loss)
     From operations                        $(13)        $(30)        $(19)        $(55)        $(64)         N/A
     From recapture                            -            -            -            -            -            -
   Capital gain (loss)                         -            -            -            -            -            -

Federal tax credits                           31           76           95          107          109          N/A
California tax credits                        67           67           67           15            -            -

Cash distributions to investors                -            -            -            -            -            -

Amount (in percentage terms)
  remaining invested in program
  properties at end of year
  (original total acquisition
  costs of properties retained
  divided by total original
  acquisition costs of all
  properties)                                100%         100%         100%         100%         100%         100%
--------------------------------

(a) Nine months ended September 30, 2002 - unaudited.

                                            1997         1998         1999         2000         2001       2002(a)
                                      -----------  -----------  -----------  -----------  -----------  -----------
(b)  Operating expenses
     include reimbursements
     to the general partner
     as follows:                               -     $ 15,153    $  27,386     $ 13,046     $  8,140    $  11,296

N/A  Tax results are not available until the preparation of the partnership's 2002 tax return.





                                                     A-13
                                                  UNAUDITED

                                                           TABLE III

                                             OPERATING RESULTS OF PRIOR PROGRAMS

                                                          HTCF VI-5
                                                          ---------


                                         1997(a)         1998       1999(c)      2000(d)      2001(d)      2002(d)      2003(e)
                                      -----------  -----------  -----------  -----------  -----------  -----------  -----------
Gross revenue                           $ 10,012     $286,005    $  14,427    $ 130,017    $  53,074     $ 10,758       $   33
Less:
   Operating expenses (f)                  7,843       73,811       20,249      121,895      347,447      188,864       80,168
   Interest                                    -           16            -            -            -            -            -
   Write off of advances to a
     local partnership                         -            -            -      402,243            -            -            -
   Depreciation and amortization           2,256       47,350       15,334       64,459       64,536       64,536       32,268
   Loss from sale of securities                -            -            -      188,483            -            -            -
   Equity in losses (income) in
     local limited partnerships           (2,395)     110,194       22,000    1,139,225    1,803,882    1,365,625      710,026
                                      -----------  -----------  -----------  -----------  -----------  -----------  -----------
Net income (loss) - GAAP basis          $  2,308     $ 54,634    $ (43,156) $(1,786,288) $(2,162,791) $(1,608,267)  $ (822,429)
                                      ===========  ===========  ===========  ===========  ===========  ===========  ===========
Taxable income (loss) from
  operations                            $  9,308    $ (78,171)  $ (854,148) $(2,999,847) $(1,801,732)         N/A          N/A
                                      ===========  ===========  ===========  ===========  ===========  ===========  ===========

Cash generated (used) from
  operations                            $  1,839    $(115,775)    $ 15,016   $ (209,600)   $ (59,867)   $ (17,046)   $  10,629
Cash generated from sales                      -            -            -            -            -            -            -
Cash generated from refinancing                -            -            -            -            -            -            -

Less: Cash distributions to
  investors                                    -            -            -            -            -            -            -
                                      -----------  -----------  -----------  -----------  -----------  -----------  -----------
Cash generated (deficiency) after
  cash distributions and special
  items                                 $  1,839   $ (115,775)    $ 15,016   $ (209,600)  $  (59,867)   $ (17,046)   $  10,629
                                      ===========  ===========  ===========  ===========  ===========  ===========  ===========



                                                    A-14
                                                  UNAUDITED

                                   TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

                                          1997(a)        1998       1999(c)      2000(d)      2001(d)      2002(d)      2003(e)
                                      -----------  -----------  -----------  -----------  -----------  -----------  -----------
Federal income tax results
   Ordinary income (loss)
     From operations                     (b)  $1     (b)  $(4)      $  (30)      $ (119)        $(72)         N/A          N/A
     From recapture                            -            -            -            -            -          N/A          N/A
   Capital gain (loss)                         -            -           (8)           -            -          N/A          N/A

Federal tax credits                            -     (b)   20           48           84          111          N/A          N/A
California tax credits                         -            -            -            -            -            -            -


Cash distributions to investors                -            -            -            -            -            -            -

Amount (in percentage terms)
  remaining invested in program
  properties at end of year
  (original total acquisition
  costs of properties retained
  divided by total original
  acquisition costs of all
  properties)                                100%         100%        100%         100%          100%        100%         100%
--------------------------------

(a)  Partial year of operations.
(b)  Tax income (losses) and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amounts shown are that allocated to initial investors.
(c)  Year end was changed in 1999 for GAAP. GAAP information is for three months ended March 31, 1999 and tax information is for year ended December 31, 1999.
(d)  GAAP information is for year ended March 31 and tax information is for year ended December 31.
(e)  GAAP information is for the six months ended September 30, 2002 - unaudited.


                                          1997(a)        1998       1999(c)      2000(d)      2001(d)      2002(d)      2003(e)
                                      -----------  -----------  -----------  -----------  -----------  -----------  -----------
 (f) Operating expenses include
     reimbursements to the general
     partner as follows:                       -            -            -     $ 84,007     $ 55,073     $ 62,336     $ 83,870

N/A  Tax results are not available until the preparation of the partnership's 2002 and 2003 tax returns.



                                                    A-15
                                                  UNAUDITED

                                                          TABLE III

                                             OPERATING RESULTS OF PRIOR PROGRAMS

                                                          HTCF VI-6
                                                          ---------

                                          1998(a)      1999(c)      2000(d)      2001(d)      2002(d)      2003(e)
                                      -----------  -----------  -----------  -----------  -----------  -----------
Gross revenue                            $ 6,003    $  15,869    $ 237,012    $ 132,756     $ 33,802       $7,057
Less:
Operating expenses (f)                     4,449       13,911       93,824      120,255      128,796       48,724
   Interest                                    -            -            -            -            -            -
   Depreciation and amortization           3,055        5,207       45,616       51,548       51,548       25,774
   Loss from sale of securities                -            -       85,727            -            -            -
   Equity in losses (income) in
     local limited partnerships          (60,610)     (47,263)     520,281      813,901    1,136,238       67,441
                                      -----------  -----------  -----------  -----------  -----------  -----------
Net income (loss) - GAAP basis         $  59,109    $  44,014   $ (508,436)  $ (852,948) $(1,282,780)   $(134,882)
                                      ===========  ===========  ===========  ===========  ===========  ===========
Taxable income (loss) from
  operations                           $  (2,843)   $(422,354)  $ (838,425)  $1,138,281          N/A          N/A
                                      ===========  ===========  ===========  ===========  ===========  ===========

Cash generated (used) from
  operations                            $  1,554     $ 34,356    $  28,533    $  56,115    $ (76,258)    $(43,347)
Cash generated from sales                      -            -            -            -            -            -
Cash generated from refinancing                -            -            -            -            -            -

Less: Cash distributions to
  investors                                    -            -            -            -            -            -
                                      -----------  -----------  -----------  -----------  -----------  -----------

Cash generated (deficiency) after
  cash distributions and special
  items                                 $  1,554     $ 34,356    $  28,533    $  56,115    $ (76,258)    $(43,347)
                                      ===========  ===========  ===========  ===========  ===========  ===========





                                                    A-16
                                                  UNAUDITED

                                TAX AND DISTRIBUTION DATA PER $1,000 INVESTED



                                        1998(a)       1999(c)     2000(d)       2001(d)       2002(d)   2003(e)
                                      -----------  -----------  -----------  -----------  -----------  -----------

Federal income tax results
   Ordinary income (loss)
     From operations                    (b) $(1)       (b) $2         $(40)       $ (55)          N/A          N/A
     From recapture                           -             -            -            -           N/A          N/A
   Capital gain (loss)                        -             -            -            -           N/A          N/A

Federal tax credits                           -            25           72           84           N/A          N/A
California tax credits                        -             -            -            -           N/A          N/A

Cash distributions to investors               -             -            -            -             -            -

Amount (in percentage terms)
  remaining invested in program
  properties at end of year
  (original total acquisition
  costs of properties retained
  divided by total original
  acquisition costs of all
  properties)                               100%          100%         100%         100%          100%         100%
--------------------------------

(a)  Partial year of operations.
(b)  Tax income (losses) and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amounts shown are that allocated to initial investors.
(c)  Year end was changed in 1999 for GAAP. GAAP information is for three months ended March 31, 1999 and tax information is for year ended December 31, 1999.
(d)  GAAP information is for year ended March 31 and tax information is for year ended December 31.
(e)  GAAP information is for the six months ended September 30,2002 - unaudited.


                                          1998(a)      1999(c)      2000(d)      2001(d)      2002(d)      2003(e)
                                      -----------  -----------  -----------  -----------  -----------  -----------
(f)  Operating expenses include
     reimbursements to the general
     partner as follows:                 $ 3,000            -     $ 23,808     $ 52,604      $ 32,456      $ 15,978

N/A  Tax results are not available until the preparation of the partnership's 2002 and 2003 tax returns.


                                                    A-17
                                                  UNAUDITED

                                                          TABLE III

                                             OPERATING RESULTS OF PRIOR PROGRAMS

                                                           HTCF VI-7
                                                           ---------

                                         1999(a)      2000(c)      2001(c)      2002(c)      2003(d)
                                     -----------  -----------  -----------  -----------  -----------

Gross revenue                            $    -    $  36,456     $343,152     $144,543     $ 38,801
Less:
   Operating expenses (e)                     -        4,356       69,027      165,089       46,130
   Interest                                   -            -            -            -            -
   Depreciation and amortization              -        4,398       40,617       56,916       28,458
   Loss from sale of securities               -            -            -            -            -
   Equity in losses (income) in
     local limited partnerships               -            -       90,404      622,249      141,088
                                     -----------  -----------  -----------  -----------  -----------
Net income (loss) - GAAP basis        $       -     $ 27,702    $ 143,104   $ (699,711)  $ (176,875)
                                     ===========  ===========  ===========  ===========  ===========
Taxable income (loss) from
  operations                          $   4,672   $ (404,406)  $ (700,285)         N/A          N/A
                                     ===========  ===========  ===========  ===========  ===========
Cash generated (used) from
  operations                          $       -   $   27,424   $  304,387    $  83,855    $ 179,461
Cash generated from sales                     -            -            -            -            -
Cash generated from refinancing               -            -            -            -            -
Less: Cash distributions to
  investors                                   -            -            -            -            -                                -
                                     -----------  -----------  -----------  -----------  -----------
Cash generated (deficiency) after
  cash distributions and special
  items                               $       -    $  27,424    $ 304,387    $  83,855    $ 179,461
                                     ===========  ===========  ===========  ===========  ===========





                                                     A-18
                                                  UNAUDITED

                            TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

                                         1999(a)      2000(c)      2001(c)      2002(c)      2003(d)
                                     -----------  -----------  -----------  -----------  -----------
Federal income tax results
   Ordinary income (loss)
     From operations                    (b) $(1)    (b) $(22)       $ (37)         N/A          N/A
     From recapture                           -            -            -          N/A          N/A
   Capital gain (loss)                        -            -            -          N/A          N/A

Federal tax credits                           -      (b)   5           35          N/A          N/A
California tax credits                        -            -            -            -            -

Cash distributions to investors               -            -            -            -            -

Amount (in percentage terms)
  remaining invested in program
  properties at end of year
  (original total acquisition
  costs of properties retained
  divided by total original
  acquisition costs of all
  properties)                               100%         100%         100%         100%         100%
--------------------------------

(a)  No operations for GAAP for year ended March 31,1999. Partial year of operations for tax information for the year ended
     December 31, 1999.
(b)  Tax income (losses) and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amounts shown are that allocated to initial investors.
(c)  GAAP information is for year ended March 31 and tax information is for year ended December 31.
(d)  GAAP information is for the six months ended September 30, 2002 - unadudited.

                                         1999(a)      2000(c)      2001(c)      2002(c)      2003(d)
                                     -----------  -----------  -----------  -----------  -----------
(e)  Operating expenses include
     reimbursements to the general
     partner as follows:                      -      $ 3,565      $36,542     $ 45,386     $ 27,334

N/A  Tax results are not available until the preparation of the partnership's 2002 and 2003 tax returns.


                                                     A-19
                                                  UNAUDITED

                                                          TABLE III

                                             OPERATING RESULTS OF PRIOR PROGRAMS

                                     \----------------HTCF VI-8------------/    \-----------HTCF VI-9-----------/

                                         2001(b)      2002(b)      2003(c)               2002(b)      2003(c)
                                     -----------  -----------  -----------           -----------  -----------
Gross revenue                           $ 8,800     $ 58,186      $ 9,291                $  441     $ 10,734
Less:
   Operating expenses (d)                 5,607       40,830       23,580                 7,790       35,264
   Interest                                 475            -            -                     -            -
   Depreciation and amortization              -            -       15,226                   189        7,232
   Loss from sale of securities               -       22,605            -                     -            -
   Equity in losses (income) in
     local limited partnerships               -      (98,083)      98,454                     -       14,212
                                     -----------  -----------  -----------           -----------  -----------
Net income (loss) - GAAP basis           $2,718     $ 92,834   $ (127,969)             $ (7,538)   $ (45,974)
                                     ===========  ===========  ===========           ===========  ===========
Taxable income (loss) from
  operations                          $ (10,210)         N/A          N/A                   N/A          N/A
                                     ===========  ===========  ===========           ===========  ===========
Cash generated (used) from
  operations                            $ 2,257     $ 30,989   $   (7,307)              $   415     $  1,763
Cash generated from sales                     -            -            -                     -            -
Cash generated from refinancing               -            -            -                     -            -
Less: Cash distributions to
  investors                                   -            -            -                     -            -
                                     -----------  -----------  -----------           -----------  -----------

Cash generated (deficiency) after
  cash distributions and special
  items                                 $ 2,257      $30,989      $(7,307)                $ 415       $1,763
                                     ===========  ===========  ===========           ===========  ===========



                                                     A-20
                                                  UNAUDITED

                        TAX AND DISTRIBUTION DATA PER $1,000 INVESTED

                                         2001(b)      2002(b)      2003(c)                2002(b)      2003(c)
                                     -----------  -----------  -----------           -----------  -----------
Federal income tax results
   Ordinary income (loss)
     From operations                   (a) $ (1)         N/A          N/A                   N/A          N/A
     From recapture                           -          N/A          N/A                   N/A          N/A
   Capital gain (loss)                        -          N/A          N/A                   N/A          N/A

Federal tax credits                    (a) $  3          N/A          N/A                   N/A          N/A
California tax credits                        -            -            -                     -            -

Cash distributions to investors               -            -            -                     -            -

Amount (in percentage terms)
  remaining invested in program
  properties at end of year
  (original total acquisition
  costs of properties retained
  divided by total original
  acquisition costs of all
  properties)                               100%         100%         100%                  100%         100%
--------------------------------

(a)  Tax income (losses) and tax credits allocated to an investor in the first two years are dependent upon an investor's entry date. Amounts shown are that allocated to initial investors.
(b)  GAAP information is for year ended March 31 and tax information is for year ended December 31.
(c)  GAAP information is for the six months ended September 30, 2002 - unaudited.

                                         2001(b)      2002(b)      2003(c)                2002(b)      2003(c)
                                     -----------  -----------  -----------           -----------  -----------
(d)  Operating expenses include
     reimbursements to the general
     partner as follows:                  $6,349      $30,156      $11,038                 $ 577       $ 2,200

N/A  Tax results are not available until the preparation of the partnership's 2002 and 2003 tax returns.


                                                     A-21
                                                  UNAUDITED

                                    TABLE IV


TABLE IV requires a presentation of the results of public programs that have completed operations during the five years and six months ended September 30, 2002. As no public programs completed operations during that period, no Table IV is presented.




























                                      A-22
                                    UNAUDITED

                                     TABLE V

TABLE V presents the sales or disposals of property by partnerships sponsored by the Sponsor during the three years ended September 30, 2002.

























                                      A-23
                                    UNAUDITED

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES

                      (April 1, 1999 - September 30, 2002)

Program Name                                                       HTCF V-3
                                                                   --------

Property Name                                              Evergreen Apts.(a)(b)
                                                           ---------------------


Date property acquired                                               11/14/95
Date of sale                                                          7/18/01

Selling price, net of closing costs and GAAP adjustments:
  Cash received (disbursed) net of closing costs                  $   168,953
  Mortgage  balance and accrued interest at time of sale              635,000
  Purchase money mortgage taken back by program                             -
  Adjustments resulting from application of GAAP                            -
                                                                --------------
       Total                                                      $   803,953
                                                                ==============

Cost of properties including closing and soft costs
   Original mortgage financing                                    $   974,425
   Total acquisition cost, capital improvement,
       closing and soft costs(c)                                      655,710
                                                                --------------
       Total                                                      $ 1,630,135
                                                                ==============

Excess (Deficiency) of property operating cash
   receipts over cash expenditures(d)                             $  (220,700)
                                                                ==============
--------------------------------

(a) Sale was to an unrelated party.
(b) All taxable income was reported as Section 1231 income.
(c) Amounts shown do not include pro rata share of original offering costs.
(d) Costs incurred in the administration of the partnership and not related to the operation of the property are not included.









                                      A-24
                                    UNAUDITED